SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                   FORM 8-K/A

                                (AMENDMENT NO.1)

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported): AUGUST 21, 1998

                           OPHTHALMIC IMAGING SYSTEMS
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


    CALIFORNIA                          1-11140                     94-3035367
-----------------------------      ----------------------         --------------
(State or Other Jurisdiction      (Commission File Number)         (IRS Employer
   Incorporation)                                                 Identification
                                                                       Number)


 221 LATHROP WAY, SUITE I, SACRAMENTO, CALIFORNIA                     95815
 ------------------------------------------------                   ----------
    (Address of Principal Executive Offices)                        (Zip Code)


 Registrant's telephone number, including area code:  (916) 646-2020

                                   Page 1 of 3

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On August 21, 1998, Ophthalmic Imaging Systems (the "Company") was notified by Ernst & Young LLP ("E&Y") that as a result of the Company's majority ownership by Premier Laser Systems, Inc., a company which E&Y previously resigned as auditors, E&Y has chosen to terminate its auditor relationship with the Company.

     The reports of E&Y on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the Company's financial statements for each of the two fiscal years ended August 31, 1997 and 1996, and in the subsequent interim period, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of E&Y would have caused E&Y to make reference to the matter in their report.

     The Company has requested E&Y to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements. A copy of that letter, dated September 8, 1998, is filed as Exhibit
16.1 to this Form 8-K/A.


ITEM 7.  EXHIBITS.

EXHIBIT NO.       DESCRIPTION
-----------       -----------

16.1 -       Letter of Ernst & Young LLP dated September 8, 1998.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          OPHTHALMIC IMAGING SYSTEMS

September 8, 1998                         By:/s/ STEVEN R. VERDOONER
                                             --------------------------
                                                 Steven R. Verdooner
                                               Chief Executive Officer
                                                   and Secretary


                                  Page 3 of 3

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                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION
-----------       -----------

 16.1  -      Letter of Ernst & Young LLP dated September 8, 1998.